Exhibit 99.j

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the caption “Independent Registered Public Accounting Firm” in the Prospectus and “Independent Registered Public Accounting Firm” and in the Statement of Additional Information and to the incorporation by reference of our report dated July 22, 2011 in the Registration Statement (Form N-1A) of the Mairs and Power Funds Trust filed with the Securities and Exchange Commission in this Pre-Effective Amendment No. 1 under the Securities Act of 1933 (Registration No. 333-174574).

/s/ ERNST & YOUNG LLP

Minneapolis, Minnesota
August 10, 2011